Exhibit 5

                   OPINION & CONSENT-SQUIRE SANDERS & DEMPSEY

                        Squire, Sanders & Dempsey L.L.P.
                       40 North Central Avenue, Suite 2700
                             Phoenix, Arizona 85004
                              Phone: (602) 528-4000
                            Facsimile: (602) 253-8129

                                January 23, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     RE:  LightPath Technologies, Inc.
          Registration Statement on Form S-2 (Registration No. _______)

Ladies and Gentlemen:

     This firm is counsel for LightPath Technologies, Inc., a Delaware corporation (the "Company"). As such, we are familiar with the Certificate of Incorporation, as amended, and Bylaws of the Company, as well as resolutions adopted by its Board of Directors from time to time authorizing the issuance of 40,250 Options to purchase shares of the Company's $.01 par value per share Class A Common Stock (the "Options") which Options are the subject of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended. The 40,250 Options have been, or will be, issued in connection with the settlement of class action litigation involving the Company, as set forth more fully in the Registration Statement. We have examined all relevant instruments, documents and records, and undertaken such further inquiry, as we have deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness and authority of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. Our opinion is based solely on the General Corporation Law of the State of Delaware.

     Based upon the foregoing, it is our opinion that the Options, when issued in compliance with the terms of the approved settlement agreement authorizing their issuance, will be duly and validly issued. It is also our opinion that the Options, once issued, will be binding obligations of the Company under Delaware state law.

     We acknowledge that we are referred to under the heading "Legal Matters" in the Prospectus which is part of the Registration Statement and we hereby consent to the use of our name in such Registration Statement. We further consent to the filing of this opinion as Exhibit 5 to the Registration Statement and with the state regulatory agencies in such states as may require such filing in connection with the registration of the Options for offer and sale in such states.

                                        Respectfully submitted,

                                        SQUIRE, SANDERS & DEMPSEY L.L.P.